Exhibit 21

SUBSIDIARIES OF CHEMTURA CORPORATION as of February 6, 2007

	Owned Directly or Indirectly by Chemtura Corporation	State or Country of Organization
9056-0921 Quebec Inc.	100.0	Canada
A & M Cleaning Products, LLC	100.0	Delaware
Anderol B.V.	100.0	The Netherlands
Anderol Canada Corporation	100.0	Canada
Anderol Inc.	100.0	New Jersey
Anderol Italia S.r.l.	51.0	Italy
Anderol Japan K.K.	100.0	Japan
Antimony Products (Proprietary) Ltd.	75.0	South Africa
Aqua Clear Industries, LLC	100.0	New York
ASCK, Inc.	100.0	Delaware
ASEPSIS Inc.	100.0	Canada
ASEPSIS, Inc.	100.0	Georgia
ASIA Stabilizers Co., Ltd.	65.0	Korea
Assured Insurance Company	100.0	Vermont
Baxenden Chemicals Limited	53.5	England
Baxenden Scandinavia A.S.	53.5	Denmark
BAYROL Deutschland GmbH	100.0	Germany
BAYROL France S.A.S.	100.0	France
BAYROL Iberica S.A.	100.0	Spain
BAYROL Scandinavia A/S	100.0	Denmark
BioLab Australia Pty. Ltd.	100.0	Australia
Bio-Lab Canada Inc.	100.0	Canada
BioLab Textile Additives, LLC	100.0	Delaware
BioLab U.K. Limited	100.0	United Kingdom
Bio-Lab, Inc.	100.0	Delaware
BLSA Industries (Pty) Ltd.	100.0	South Africa
Blue Systemes S.A.S.	100.0	France
Certis Europe B.V.	15.0	The Netherlands
Chemol France S.A.	50.0	France
Chemol Reszvenytarsasag International	78.3	Hungary
Chemtura (HK) Holding Co. Limited	100.0	China-Hong Kong
Chemtura (PTY) LTD	100.0	South Africa
Chemtura (Thailand) Limited	100.0	Thailand
Chemtura Australia Pty. Ltd.	100.0	Australia
Chemtura Belgium N.V.	100.0	Belgium
Chemtura Canada Co./Cie	100.0	Canada
Chemtura Chemicals (Nanjing) Company Limited	100.0	China-PRC
Chemtura Chemicals India Private Limited	99.9	India
Chemtura Colombia Limitada	100.0	Colombia
Chemtura Corporation U.K. Limited	100.0	England
Chemtura Corporation, S.A. de C.V.	100.0	Mexico
Chemtura Europe GmbH	100.0	Switzerland
Chemtura Europe Limited	100.0	Scotland
Chemtura France SAS	100.0	France
Chemtura Holding Company, Inc.	100.0	Delaware
Chemtura Holdings GmbH	100.0	Germany
Chemtura Hong Kong Limited	100.0	China-Hong Kong
Chemtura Industria Quimica do Brasil Limitada	100.0	Brazil
Chemtura Italy S.r.l.	100.0	Italy

Chemtura Japan Limited	100.0	Japan
Chemtura Korea Inc.	100.0	Korea
Chemtura LLC	100.0	Russia
Chemtura Management GmbH	100.0	Germany
Chemtura Manufacturing Germany GmbH	100.0	Germany
Chemtura Manufacturing Italy S.r.I.	100.0	Italy
Chemtura Manufacturing UK Limited	100.0	United Kingdom
Chemtura Netherlands B.V.	100.0	The Netherlands
Chemtura New Zealand Limited	100.0	New Zealand
Chemtura Organometallics GmbH	100.0	Germany
Chemtura Sales Europe GmbH	100.0	Switzerland
Chemtura Sales France SAS	100.0	France
Chemtura Sales Germany GmbH	100.0	Germany
Chemtura Sales Italy S.r.I.	100.0	Italy
Chemtura Sales Mexico, S. de R.L. de C.V.	100.0	Mexico
Chemtura Sales UK Limited	100.0	United Kingdom
Chemtura Shanghai Co., Ltd.	100.0	China-PRC
Chemtura Singapore Pte. Ltd.	100.0	Singapore
Chemtura Specialties Ecuador S.A.	100.0	Ecuador
Chemtura Taiwan Limited	100.0	Taiwan
Chemtura Technology B.V.	100.0	The Netherlands
Chemtura Technology Belgium N.V.	100.0	Belgium
Chemtura UK Limited	100.0	United Kingdom
Chemtura Vermögensverwaltungs GmbH & Co. KG	100.0	Germany
Chemtura Verwaltungs GmbH	50%	Germany
Chemtura Vinyl Additives GmbH	100.0	Germany
Chemtura-CNCCC Danyang Chemical Co., Ltd.	90.0	China-PRC
CNK Chemical Realty Corporation	100.0	Pennsylvania
Crompton & Knowles of Canada Limited	100.0	Canada
Crompton & Knowles Receivables Corporation	100.0	Delaware
Crompton (Uniroyal Chemical) Registrations Limited	100.0	England
Crompton Agribusiness Pty. Ltd.	100.0	Australia
Crompton Chemicals B.V.	100.0	The Netherlands
Crompton Colors Incorporated	100.0	Delaware
Crompton Corporation Ltda.	100.0	Chile
Crompton Espana S.L.	100.0	Spain
Crompton Europe Financial Services Company	100.0	Delaware
Crompton European Holdings B.V.	100.0	The Netherlands
Crompton Financial Holdings	100.0	Ireland
Crompton Grand Banks Inc.	100.0	Canada
Crompton Holding Corporation	100.0	Delaware
Crompton Holdings B.V.	100.0	The Netherlands
Crompton Investments S.A.S.	100.0	France
Crompton Ireland Investment Company Limited	100.0	Ireland
Crompton Kazakhstan LLP	100.0	Kazakhstan
Crompton Limited	100.0	Japan
Crompton LLC	100.0	Delaware
Crompton Monochem, Inc.	100.0	Louisiana
Crompton Overseas B.V.	100.0	The Netherlands
Crompton Quimica S.A.C.I.	100.0	Argentina
Crompton S.A.	100.0	Switzerland
Crompton S.A.S.	100.0	France
Crompton Services B.V.B.A.	100.0	Belgium
Crompton Servicios S.A. de C.V.	100.0	Mexico
Crompton Specialties Asia Pacific Pte. Ltd.	100.0	Singapore
Crompton Specialties GmbH	100.0	Germany
Crompton Specialties Limited	92.0	Thailand
Crompton Specialties Sdn. Bhd.	100.0	Malaysia
Crompton Specialties Shanghai Company Limited	100.0	China-PRC
Crompton, Inc.	100.0	Philippines
DiaKhem Technologies, LLC	10%	Michigan
Enenco, Incorporated	100.0	New York

EPA B.V.	100.0	The Netherlands
Estech GmbH & Co. KG	49.0	Germany
Estech Managing GmbH	49.0	Germany
GL Development, Ltd.	100.0	British West Indies
GLC Holdings GmbH	100.0	Switzerland
GLCC Laurel de Mexico, S.A. de C.V.	100.0	Mexico
GLCC Laurel, LLC	50.0	Delaware
GLCC Mexico Holdings, Inc.	100.0	Delaware
GLK Holdings (Netherlands) C.V.	100.0	The Netherlands
Great Lakes Chemical (Far East) Limited	100.0	Hong Kong
Great Lakes Chemical (Gulf) GmbH	100.0	Switzerland
Great Lakes Chemical (Netherlands) B.V.	100.0	The Netherlands
Great Lakes Chemical (S) Pte. Ltd	100.0	Singapore
Great Lakes Chemical Corporation	100.0	Delaware
Great Lakes Chemical Global, Inc.	100.0	Delaware
Great Lakes Chemical Konstanz GmbH	100.0	Germany
Great Lakes Europe Unlimited	100.0	United Kingdom
Great Lakes Holding (Europe) A.G.	100.0	Switzerland
Great Lakes Holding Deutschland GmbH	100.0	Germany
Great Lakes Holding S.A.S.	100.0	France
Great Lakes Trading Company, Inc.	100.0	Delaware
Great Lakes Vermögensverwaltungs GmbH & Co. KG	100.0	Germany
GT Seed Treatment, Inc.	100.0	Minnesota
Gulf Stabilizers Industries Sales FZCO	52.0	Dubai
Gulf Stabilizers Industries, Ltd.	49.0	Saudi Arabia
Hatco Advanced Technologies	100.0	Delaware
Hatco Corporation	100.0	New Jersey
Hatco Innovatti Holdings, Inc.	100.0	New Jersey
Hattech GmbH	100.0	Germany
Hatway, Inc.	100.0	New Jersey
HomeCare Labs, Inc.	100.0	Delaware
Hydrotech Chemical Corporation	100.0	Canada
Hydrotech Chemical Corporation Pty. Ltd.	100.0	Australia
INTERBAYROL, A.G.	100.0	Switzerland
ISCI, Inc.	100.0	Indiana
Isofoam Limited	53.5	England
Kaufman Holdings Corporation	100.0	Delaware
Kem Manufacturing Corporation	100.0	Georgia
Knight Investments B.V.	100.0	The Netherlands
Monochem, Inc.	100.0	Louisiana
MPC S.A.R.L.	100.0	France
Nanjing Crompton Shuguang Organosilicon Specialties Co., Ltd.	85.0	China-PRC
Naugatuck Treatment Company	100.0	Connecticut
Niagara Insurance Company, Ltd.	100.0	Bermuda
NPC Services, Inc.	12.75	Louisiana
Penn Specialty Chemicals, Inc.	29.8	Delaware
Poolbrite (SA) (Pty) Ltd	100.0	South Africa
POOLTIME GmbH	100.0	Germany
PT Crompton Indonesia	100.0	Indonesia
QO Chemicals GmbH	100.0	Germany
QO Chemicals, Inc.	100.0	Delaware
Recreational Water Products Inc.	100.0	Canada
Recreational Water Products Pty. Ltd.	100.0	Australia
Recreational Water Products, Inc.	100.0	Delaware
Rubicon LLC	50.0	Utah
Sonneborn Crompton Sodium Joint Venture B.V.	50.0	The Netherlands
TETRABROM Technologies Ltd.	50.0	Israel
Unicorb Limited	100.0	England
Unimers India Limited	1.62	India
Uniroyal Chemical Company Limited	100.0	Bahamas
Uniroyal Chemical Company Limited (Delaware)	100.0	Delaware
Uniroyal Chemical S.A.	100.0	Spain

Uniroyal Chemical S.A.R.L.	100.0	Switzerland
Uniroyal Chemical Taiwan Limited	80.0	Taiwan
Weber City Road LLC	100.0	Louisiana
WRL of Indiana, Inc.	100.0	Indiana